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                                                                     Exhibit 4.1

             Incorporated under the laws of the State of Delaware



                      WorldWide Web NetworX Corporation

                  Total Authorized Issue 110,000,000 Shares

100,000,000 Shares $.001 Par Value             10,000,000 Shares $.01 Par Value
           Common Stock                                Preferred Stock



                                   SPECIMEN

This is to certify that _______________________________________ is the owner of

_______________________________________________________________________________
            Fully Paid and Non-Assessable Shares of Common Stock of
                       WorldWide Web NetworX Corporation

transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed. Witness, the seal of the Corporation and the signatures of its duly authorized officers

Dated


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            Secretary                                                President